UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 30, 2010

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05                                            Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 30, 2010, our board of directors amended our code of business conduct and ethics to include an additional provision related to associate and vendor relationships.  The following example of a conflict of interest has been added to Section IV of our code of business conduct and ethics:

“Associate and Vendor Relationships - It would be considered a conflict of interest if an associate has or had a romantic and/or sexual relationship with another associate where either associate participates in the decision-making process relating to employment, work assignment, progression, performance, compensation or promotion issues for the other associate.  It would be considered a conflict of interest if an associate has or had a romantic and/or sexual relationship with an employee of a vendor or supplier and the associate participated in the decision-making process relating to purchasing, selling or any business with such vendor or supplier.”

A copy of our code of business conduct and ethics, as amended to reflect the change described above, is attached as exhibit 99.1 to this current report on form 8-K and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

99.1	CRA International, Inc. Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: July 7, 2010	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and Chief Financial Officer

Exhibit Index

Number	Title

99.1	CRA International, Inc. Code of Business Conduct and Ethics